EXHIBIT 10.3

NEXTEL COMMUNICATIONS, INC.
Nonqualified Stock Option Agreement
(Employee)

     WHEREAS, pursuant to the Nextel Communications, Inc. (the “Company”) Amended and Restated Incentive Equity Plan, as in effect on the Date of Grant (as defined below) (the “Plan”), the Company’s Board (as defined below) is authorized to grant options to purchase shares of the Company’s Class A Common Stock, par value $.001 per share (the “Common Stock”), to certain eligible individuals;

     WHEREAS, each such grant is governed by and made subject to the terms and conditions of the Plan, this Nonqualified Stock Option Agreement (this “Agreement”) and one or more annexes in the form of Annex A attached hereto, as executed from time to time to evidence the specific terms and conditions of each such grant (“Annex A”);

     WHEREAS, the individual identified on Annex A (the “Optionee”) is an employee of Nextel Communications, Inc. (the “Company”) or one of its Subsidiaries on the Date of Grant;

     WHEREAS, the execution of Annex A has been authorized by the appropriate officers of the Company on the date of grant specified on Annex A (the “Date of Grant”), to establish and evidence the principal terms and conditions applicable to an option grant made to Optionee in accordance with authorization of the Board; and

     WHEREAS, the option granted to Optionee, on the terms set forth herein, is intended to be a nonqualified stock option and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, pursuant to the Plan and subject to the terms and conditions thereof, the terms and conditions hereinafter set forth, and the terms and conditions specified on Annex A, the Company hereby grants to the Optionee a nonqualified stock option (the “Option”) to purchase the number of shares of the Common Stock set forth on Annex A, at an exercise price per share of Common Stock established by reference to the price of a share of Common Stock, as reported by the NASDAQ — National Market on the Date of Grant (the “Exercise Price”), which Exercise Price is set forth on Annex A.

     1. Vesting of Option. (a) Unless terminated as hereinafter provided, the Option shall become exercisable (or “vest”) as specified on Annex A for so long as the Optionee remains in the continuous employ of the Company or a Subsidiary (designated as an “Approved Subsidiary” by the Board, if the Company’s direct or indirect equity ownership in such Subsidiary is less than 50%)(the entities described in this clause collectively, “Company Employers”). For all purposes of this Agreement, the continuous employment and service of the Optionee with the Company Employers shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company Employers, by reason of either the transfer of his or her employment among any of the Company Employers or a leave of absence approved by the Board, or by reason of his or her termination of employment with the Company Employers if, and as long as, he or she remains a director of the Company.

     (b) Notwithstanding the provisions of Section 1(a) hereof, the Option shall become immediately and fully exercisable if the Optionee (i) dies or becomes permanently disabled while in the employ of any of the Company Employers or (ii) retires from employment with any of the Company Employers at or after age 65 or at an earlier age with the consent of the Board.

     (c) Notwithstanding the provisions of Section 1(a), the Board, in its sole discretion, may cause the Option to become immediately and fully exercisable under certain circumstances it deems appropriate. In the case of any grant subsequent to July 14, 1999, unless expressly determined in a resolution duly adopted by the Board on the Date of Grant or such later date on which the Board may ratify such grant, the Option shall, if the Optionee is recognized by any Employer as a regular full time employee who is subject to U.S. income tax withholding, immediately become fully exercisable upon the termination of the Optionee’s employment by an Employer without Cause during the Accelerated Vesting Period or also, in the case of an Optionee who is an Executive, upon the termination of the Optionee’s employment for Good Reason during the Accelerated Vesting Period; provided, however, that the second sentence of this Section 1(c) shall be void ab initio, and shall be of no force or effect, if it should be determined that such provision would prevent a proposed merger or other business combination that is intended by the parties thereto to be accounted for as a pooling of interests from being so accounted for.

     As used in this Agreement,

     “Accelerated Vesting Period” means the period beginning on the effective date of a Change of Control and ending on the first anniversary of such effective date.

     “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board of Directors to a committee or subcommittee thereof pursuant to Section 16(a) of the Plan, such committee or subcommittee.

     “Cause” means (A) the conviction of a felony involving an intentional act of fraud, embezzlement or theft in connection with one’s duties or otherwise in the course of one’s employment with an Employer, (B) the intentional and wrongful damaging of property, contractual interests or business relationships of an Employer, (C) the intentional and wrongful disclosure of secret processes or confidential information of an Employer in violation of an agreement with or a policy of an Employer, or (D) intentional conduct contrary to an Employer’s announced policies or practices (including those contained in the Company’s Employee Handbook) where either:

(1) the nature and/or severity of the conduct or its consequences typically would have resulted in immediate termination based on the Company’s established employee termination or disciplinary practices in place on the Reference Date; or

(2) the employee has been provided with written notice detailing the relevant policy or practice and the nature of the objectionable conduct or other violation, and within 20 business days of the receipt of such notice the employee has not remedied the violation or ceased to engage in the objectionable conduct.

“Change of Control” means the occurrence of any of the following events:

(A) the Company is merged or consolidated or reorganized into or with another company or other legal entity, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such resulting company or entity immediately after such transaction is held directly or indirectly in the aggregate by the holders of voting securities of the Company immediately prior to such transaction, including voting securities issuable upon the exercise or conversion of options, warrants or other securities or rights;

(B) the Company sells or otherwise transfers all or substantially all of its assets to another company or other legal entity, and as a result of such sale or other transfer of assets, less than a majority of the combined voting power or the then outstanding securities of such company or other entity immediately after such sale or transfer is held directly or indirectly in the aggregate by the holders of voting securities of the Company immediately prior to such sale or transfer, including voting securities issuable upon exercise or conversion of options, warrants or other securities or rights;

(C) a report is filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended ( the “Exchange Act”), disclosing that any “person” (as that term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the “beneficial owner” (as that term is used in Rule 13d-3 promulgated under the Exchange Act) of securities representing 50% or more of the voting securities of the Company (or any successor thereto by operation of law or by reason of the acquisition of all or substantially all of the assets of the Company), including voting securities issuable upon the exercise of options, warrants or other securities or rights; or

(D) the Company (or any successor thereto by operation of law or by acquisition of all or substantially all of the assets of the Company) files a report or proxy statement pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form, report or item therein) that a change in control of the Company (or such successor) has occurred;

provided, however, notwithstanding the provisions of (C) and (D) above, a “Change of Control” shall not be deemed to have occurred solely because (1) the Company, (2) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities or (3) any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company, either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or

Schedule 14A (or any successor form, report, schedule or item therein) under the Exchange Act, disclosing beneficial ownership by it of voting securities, whether in excess of 50% or otherwise, or because the Company reports that a change of control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

     “Employer” means the Company or a Subsidiary (other than a Less-Than-Eighty-Percent Subsidiary) or a successor to the Company or any such Subsidiary by merger or otherwise upon or following a Change of Control.

     “Executive” means any individual employed by any Employer in a position having a salary grade of EX3, EX2 or EX1 (as the Company’s salary grades are established and in existence on July 14, 1999, and adjusting as appropriate for any changes to the Company’s system of classifying its employees by salary grades implemented subsequent to such date).

     “Good Reason” means that an Executive shall have made a good faith determination that one or more of the following has occurred:

(A) any significant and adverse change in the Executive’s duties, responsibilities and authority, as compared in each case to the corresponding circumstances in place on the Reference Date;

(B) a relocation of the Executive’s principal work location as established on the Reference Date to a location that is more than 30 miles away from such location;

(C) a reduction in the Executive’s salary or bonus potential that is not in either case agreed to by the Executive, or any other significant adverse financial consequences associated with the Executive’s employment as compared to the corresponding circumstances in place on the Reference Date; or

(D) a breach by any Employer of its obligations under any agreement to which the Employer and the Executive are parties that is not cured within 20 business days following the Employer’s receipt of a written notice from the Executive specifying the particulars of such breach in reasonable detail.

     “Less-Than-Eighty-Percent Subsidiary” means a Subsidiary with respect to which the Company directly or indirectly owns or controls less than 80 percent of the total combined voting or other decision-making power.

     “Reference Date” means the day before the effective date of any Change of Control of the Company.

     (d) To the extent that the Option shall have become exercisable in accordance with the terms of this Section 1, it may be exercised in whole or in part from time to time thereafter.

     2. Termination of Option. Except as otherwise provided in the Plan, the Option shall terminate automatically and without further notice on the earliest of the following dates:

(a) thirty days after the date on which the Optionee ceases to be an employee of any of the Company Employers for any reason other than death or permanent disability or retirement at or after age 65 or at an earlier age with the consent of the Board;

(b) one year after the date on which the Optionee ceases to be an employee of any of the Company Employers by reason of death or permanent disability or retirement at or after age 65 or at an earlier age with the consent of the Board, or

(c) ten years after the Date of Grant;

provided, however, if the Optionee commits an act that the Board determines to have been intentionally committed and detrimental to the interests of any of the Company Employers, the Option shall terminate on the date of that determination notwithstanding any of the foregoing provisions of this Section 2.

     3. Payment of Exercise Price and Tax Withholding. The Exercise Price and any required Tax Withholding (see Section 7) shall be payable (a) in cash in the form of currency or check or other cash equivalent acceptable to the Company, (b) for only the Exercise Price, by actual or constructive transfer to the Company of nonforfeitable, nonrestricted shares of Common Stock that have been owned by the Optionee for at least six months prior to the date of exercise or (c) by any combination of the methods of payment described in Sections 3(a) and 3(b) hereof. Nonforfeitable, nonrestricted shares of Common Stock that are transferred by the Optionee in payment of all or any part of the Exercise Price shall be valued on the basis of their fair market value as determined by the Board from time to time. The requirement of payment in cash shall be deemed satisfied if the Optionee makes arrangements that are satisfactory to the Company with a broker that is a member of the National Association of Securities Dealers, Inc. to sell a sufficient number of the shares of Common Stock, which are being purchased pursuant to the exercise, so that the net proceeds of the sale transaction will at least equal the amount of the aggregate Exercise Price and Tax Withholding and pursuant to which the broker undertakes to deliver to the Company the amount of the aggregate Exercise Price and Tax Withholding not later than the date on which the sale transaction will settle in the ordinary course of business.

     4. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Option shall not be exercisable if the exercise thereof would result in a violation of any such law.

     5. Transferability and Exercisability. Neither the Option nor any interest therein may be transferred by the Optionee except by will or the laws of descent and distribution or as otherwise permitted by the Plan, and except as otherwise permitted by the Plan, the Option may not be exercised during the lifetime of the Optionee except by the Optionee or, in the event of his legal incapacity, by his guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

     6. Adjustments. The Board shall make any adjustments in the Exercise Price and the number or kind of shares of stock or other securities covered by the Option that the Board may determine to be equitably required in order to prevent any dilution or expansion of the Optionee’s rights under this Agreement that otherwise would result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, separation, reorganization or partial or complete liquidation involving the Company or (c) other transaction or event having an effect similar to any of those referred to in Sections 6(a) and 6(b) hereof. Furthermore, in the event that any transaction or event described or referred to in the immediately preceding sentence shall occur, the Board may provide in substitution of any or all of the Optionee’s rights under this Agreement such alternative consideration as the Board may in good faith determine to be equitable under the circumstances.

     7. Withholding Taxes. If the Company shall be required to withhold any federal, state, local or foreign tax (“Tax Withholding”) in connection with any exercise of the Option, the Optionee or other person authorized to exercise the Option under the Plan shall pay the tax or make provisions that are satisfactory to the Company for the payment thereof concurrent with the payment of the Exercise Price.

     8. Right to Terminate Employment and Adjust Compensation. No provision of this Agreement shall limit in any way whatsoever any right that any of the Company Employers may otherwise have to terminate the employment or adjust the compensation of the Optionee at any time.

     9. Relation to Other Benefits. Any economic or other benefit to the Optionee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Optionee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by any of the Company Employers and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of any of the Company Employers.

     10. Amendments. Any amendment to the Plan effected after February 15, 2001 shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no such amendment shall adversely affect the rights of the Optionee with respect to each Option having a Date of Grant that is prior to the date of such amendment without the Optionee’s consent.

     11. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

     12. Governing Law. This Agreement is made under, and shall be construed in accordance with, the laws of the State of Delaware.

     13. Capitalized Terms. Capitalized terms that are used but not defined herein are used herein as defined in the Plan.

ANNEX A
To
Nonqualified Stock Option Agreement

This Annex A and the Option granted hereunder are governed by, executed pursuant to, and made a part of, the Nonqualified Stock Option Agreement (the “Agreement”) in effect on the Date of Grant (as set forth below). The Agreement, as in effect from time to time, is located on i-Connect. All of the terms and conditions of the Agreement are incorporated herein by reference. Capitalized terms that are used but not defined herein are used herein as defined in the Agreement.

Optionee’s Name:	«First_Name» «Last_Name»

Optionee’s SSN:	«Social»

Date of Grant:	«Award_Date»

Number of Shares:	«Award_Amount»

Exercise Price:	«Price»

Vesting Schedule:

Other Special Provisions:	Not Applicable

NEXTEL COMMUNICATIONS, INC.

By:

Christie A. Hill
Corporate Secretary

     The undersigned Optionee hereby acknowledges receipt of an executed original of this Annex A and accepts the Option granted hereunder, subject to the terms and conditions of the Plan (as defined in the Agreement), the Agreement, and this Annex A.

«First_Name» «Last_Name»

Date: